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                                                                   EXHIBIT 21.1

                                QUIKSILVER, INC.

                     NAMES AND JURISDICTIONS OF SUBSIDIARIES

          Subsidiary Name                                  Jurisdiction
          ---------------                                  ------------

          Na Pali, S.A.                                          France
          QS International, Inc.                             California

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